United States
Securities And Exchange Commission
Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 18, 2008
Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)
Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)
(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On August 18, 2008, Horizon Bancorp announced that Craig M. Dwight, President and Chief Executive Officer, will make a presentation at the 13th Annual Howe Barnes Hoefer & Arnett Community Bank Conference in Chicago, Illinois.  The presentation is scheduled for 9:50 a.m. CDT on Wednesday, August 20, 2008. Additional information on the conference, including information on accessing the conference webcast, is included in the press release attached as Exhibit 99.1 to this Current Report.  The presentation materials are available on our website at www.accesshorizon.com.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The filing of this Current Report shall not been deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release dated August 18, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 18, 2008	Horizon Bancorp

	By:	/s/ Craig M. Dwight
Craig M. Dwight
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description	Location
99.1	Press Release dated August 18, 2008.	Attached